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                                                                    Exhibit 10.3


                  SECOND AMENDMENT dated as of April 5, 2001 (this "Amendment"), to the Purchase Agreement dated as of October 30, 2000 and amended by a First Amendment dated February 28, 2001 (the "Purchase Agreement"), among COLONY RIH ACQUISITIONS, INC., a Delaware corporation, SUN INTERNATIONAL NORTH AMERICA, INC., a Delaware corporation, and GGRI, INC., a Delaware corporation. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement.



                  WHEREAS, pursuant to the Purchase Agreement, Buyer has agreed to purchase (i) all of the outstanding shares of capital stock of RIH from Seller and (ii) the Warehouse Assets and all of the outstanding shares of capital stock of New Pier from Parent; and

                  WHEREAS, Parent and Seller have requested Buyer to modify the Purchase Agreement in order to accelerate the date by which the transactions contemplated by the Purchase Agreement must close, assuming the conditions to closing set forth therein have been satisfied or waived; and

                  WHEREAS, Buyer is prepared to enter into a Credit Agreement, among Buyer; the Guarantors party thereto; the Lenders named therein; Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and bookrunner; and Bankers Trust Company, as administrative agent (the "Credit Agreement, and the lenders named therein, the "Lenders"), under which Buyer expects to receive the proceeds of certain loans that will enable Buyer to consummate the transactions contemplated by the Purchase Agreement, assuming the other conditions to closing set forth in the Purchase Agreement shall have been satisfied; and

                  WHEREAS, the Credit Agreement contemplates a funding by the Lenders on or before April 27, 2001, subject to satisfaction of certain conditions set forth therein.

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Purchase Agreement.

                  (a) Exhibit A hereto is hereby attached to the Purchase Agreement as Exhibit A.

                  (b) Exhibit B to the Purchase Agreement is hereby deleted and Exhibit B hereto substituted therefor; and

                  (c) Exhibit C to the Purchase Agreement, excluding the exhibits to such Exhibit C, is hereby deleted and Exhibit C hereto is substituted therefor.

                  (d) Section 3.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:


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                           Section 3.2 Purchase Price. On the terms and subject
         to the conditions set forth in this Agreement, Buyer shall pay to Seller and Parent at the Closing an aggregate purchase price of $140,000,000 plus interest thereon at 6% per annum from and including September 30, 2000 to but excluding the Closing Date (the "Purchase Price"). The Purchase Price shall be payable at Closing (i) by delivery of a promissory note of Colony RIH Holdings, Inc., a Delaware corporation, payable to Parent in the initial principal amount of $17,500,000 in the form attached hereto as Exhibit A (the "Note"), and
         (ii) by wire transfer of immediately available funds to Seller in an amount equal to the difference between the Purchase Price and the principal amount of the Note. At Parent's election, the Note may be issued to an Affiliate of Parent, subject to regulatory approval and provided that such election does not delay the Closing.

                  (e) Sections 9.1(b), 9.1(c) and 9.1(d) are hereby amended by deleting all references to the date "July 31, 2001" in such sections and replacing all such references with the date "April 30, 2001". Section 9.1(b) is hereby further amended by deleting the proviso contained therein.

                  (f) Section 9.1(e) is hereby amended and restated in its entirety to read as follows:

                           (e) by Buyer, Parent or Seller by written notice to the other parties if the condition set forth in Section 7.2(j) shall not be fulfilled by 12:01 A.M. EST on April 28, 2001 and at the time Buyer, Parent or Seller elects to terminate this Agreement pursuant to this Section 9.1(e), all of the other conditions set forth in Article VII have been fulfilled or waived (or are capable of being fulfilled at such time); provided, however, that no termination pursuant to this
         Section 9.1(e) may occur prior to April 28, 2001; provided further, however, that if this Agreement is terminated pursuant to this Section 9.1(e) on or after April 28, 2001, then Buyer shall pay Seller liquidated damages in the amount of $2,500,000 within 10 Business Days following the date of such termination.

                  (g) Notwithstanding anything to the contrary, Buyer acknowledges that the Warehouse Assets were at the time of execution of the Purchase Agreement owned by RIH. All representations and warranties in the Purchase Agreement with respect to the Warehouse Assets are hereby deemed restated to reflect ownership by RIH until March 27, 2000, and thereafter ownership by Parent, and Buyer waives any claim of default or other rights or remedies arising solely from the ownership of the Warehouse Assets by RIH until March 27, 2000.


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Section 2. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

Section 3. Headings. The headings of this Amendment are for purposes of convenience only and shall affect the meaning or interpretation of this Amendment.

Section 4. Counterparts. This Amendment may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 5. Effect of Amendment. Except as expressly amended by this Amendment, the Purchase Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Purchase Agreement to "this Agreement" shall be deemed to refer to the Purchase Agreement as amended by this Amendment.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the day and year first above written.



                               SUN INTERNATIONAL NORTH AMERICA, INC.,
                               as Parent,



                               By:    /s/ Charles D. Adamo
                                   ------------------------------------
                                   Name:  Charles D. Adamo
                                   Title: Executive Vice President and Secretary



                               GGRI, INC.,
                               as Seller



                               By:    /s/ Charles D. Adamo
                                   ------------------------------------
                                   Name:  Charles D. Adamo
                                   Title: Executive Vice President



                               COLONY RIH ACQUISITIONS, INC.,
                               as Buyer



                               By:    /s/ Nicholas L. Ribis
                                   ------------------------------------
                                   Name:  Nicholas L. Ribis
                                   Title: Vice President and Secretary